                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                         AMERICAN REALTY TRUST, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        AMERICAN REALTY INVESTORS, INC.
                                 DALLAS, TEXAS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 9, 2001

     The 2001 Annual Meeting of Stockholders of American Realty Investors, Inc. will be held on Monday, July 9, 2001, at 2:00 p.m. at 1800 Valley View Lane, Suite 300, Dallas, Texas.

     The purposes of the Annual Meeting are:

          (1) to elect seven members of the Board of Directors; and

          (2) to transact any other business that may properly come before the meeting.

     You must have been a stockholder of record at the close of business on May 24, 2001, to vote at the Annual Meeting.

     Whether you plan to attend or not, please sign, date and return the enclosed proxy card in the envelope provided. You may also attend and vote at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ ROBERT A. WALDMAN
                                          Robert A. Waldman
                                          Senior Vice President, General
                                          Counsel and Corporate Secretary

Dated: May 28, 2001

                        AMERICAN REALTY INVESTORS, INC.
                                 DALLAS, TEXAS

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 9, 2001

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Investors, Inc. (the "Company") of proxies to be used at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of seven directors; and (2) the transaction of any other business as may properly come before the meeting or any adjournments thereof.

     The Annual Meeting will be held at 2:00 p.m., Dallas time, on Monday, July 9, 2001, at 1800 Valley View Drive, Suite 300, Dallas, Texas 75234.

     The Company's financial statements for the year ended December 31, 2000, were audited by BDO Seidman, LLP. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and the representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the form of proxy are being mailed to stockholders beginning on or about May 28, 2001.

     The Annual Report to Stockholders for the year ended December 31, 2000, was previously mailed to all stockholders under separate cover.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                               INVESTOR RELATIONS
                        AMERICAN REALTY INVESTORS, INC.
                        1800 VALLEY VIEW LANE, SUITE 300
                              DALLAS, TEXAS 75234

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares ("Shares") of the Company's common stock (the "Common Stock") at the close of business on Monday, May 24, 2001, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on May 24, 2001, there were 11,829,217 shares of Common Stock outstanding. Each holder is entitled to one vote for each share held on the Record Date.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions noted on the proxy. As to the election of the seven directors (Proposal One), stockholders may choose to vote for all of the nominees or to withhold authority for voting for any of the nominees. In the absence of other instructions, the shares represented by a properly executed and submitted proxy will be voted in favor of each of the nominees for election to the Board of Directors. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR APPROVAL

     Article II Section 7 of the By-laws of the Company provides that the nominees for director receiving the highest number of affirmative votes of shares entitled to be voted, up to the number of directors to be elected by such shares, shall be elected. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Article II Section 5 of the By-laws of the Company provides that a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.

     As of May 24, 2001, management and affiliates of the Company held of record and beneficially 7,420,430 Shares representing approximately 62.7% of the shares of Common Stock outstanding. Management intends to vote such shares for each of the proposals in accordance with the recommendation of the Board of Directors.

REVOCATION OF PROXIES

     A form of proxy is enclosed. Any stockholder who executes and delivers the proxy may revoke the proxy at any time prior to its use by giving written notice of the revocation to American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York, New York 11219, or by executing and delivering a proxy bearing a later date by mail or by Internet voting. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

     The Board of Directors currently consists of seven members and all Directors are elected annually. Any proposal intended to be presented by a stockholder at the 2002 Annual Meeting of Stockholders of the Company must be delivered to the Company's Secretary at the Company's executive offices before April 1, 2002.

                                 PROPOSAL ONE:
                             ELECTION OF DIRECTORS

NOMINEES

     The following persons have been nominated to serve as directors of the
Company: Karl L. Blaha, Roy E. Bode, Mark W. Branigan, Collene C. Currie, Cliff Harris, Joseph Mizrachi and Richard D. Morgan. Each of the seven nominees is currently a director of the Company and has been nominated by the Board of Directors to serve for an additional term until the next Annual Meeting of Stockholders or until his or her successor shall have been duly elected and qualified. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected. When a proxy is properly executed and returned, the shares represented thereby will be voted in favor of the election of each of the nominees, unless authority to vote for any nominee is specifically withheld. There will be no cumulative voting for the election of directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the proxy holder will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of directors, for such other person(s) as he or she may select in place of such nominee(s).

     The seven nominees are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company's advisor, Basic Capital Management, Inc. ("BCM"), other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a director, means that the director is an officer, director or employee of BCM, or an officer of the Company. The designation "Independent", when used below with respect to a director, means that the director is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such director, as discussed below under "Certain Business Relationships and Related Transactions".

                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                   AGE
                                                                                   ---
Karl L. Blaha:       Director (Affiliated) and President (since August 2000).      53
                     President (since September 1999), Executive Vice
                     President -- Commercial Asset Management (July 1997 to
                     September 1999) and Executive Vice President and Director of
                     Commercial Management (April 1992 to August 1995) of BCM,
                     Income Opportunity Realty Investors, Inc. ("IORI") and
                     Transcontinental Realty Investors, Inc. ("TCI"); Director
                     (since June 1996), President (since October 1993) and
                     Executive Vice President and Director of Commercial Asset
                     Management (April 1992 to October 1993) of American Realty
                     Trust, Inc. ("ART"), a wholly-owned subsidiary of the
                     Company; Director (since December 1998), President (since
                     August 1999) and Executive Vice President and Director of
                     Commercial Asset Management (January 1998 to August 1999) of
                     NRLP Management Corp. ("NMC"), the general partner of
                     National Realty, L.P. ("NRLP") and National Operating, L.P.
                     ("NOLP"), a wholly-owned subsidiary of ARI; and Director
                     (since 1996) of First Equity Properties, Inc., which is 50%
                     owned by BCM.
Roy E. Bode:         Director (Independent) (since August 2000).                   53
                     Vice President for Public Affairs (since May 1992) of
                     University of Texas Southwestern Medical Center; Editor
                     (June 1988 to December 1991) of the Dallas Times Herald;
                     Executive Board Member (since October 1996) of Yellow Rose
                     Foundation for Multiple Sclerosis Research; and Director
                     (September 1996 to August 2000) of ART.
Mark W. Branigan:    Director (Affiliated) (since September 2000) and Executive    46
                     Vice President and Chief Financial Officer (since August
                     2000).
                     Executive Vice President and Chief Financial Officer (since
                     August 2000), Vice President -- Director of Construction
                     (August 1999 to August 2000) and Executive Vice
                     President -- Residential Asset Management (January 1992 to
                     October 1997) of BCM, ART, IORI and TCI; and real estate
                     consultant (November 1997 to July 1999).
Collene C. Currie:   Director (Independent) (since August 2000).                   52
                     Chief Executive Officer (since January 2001) of c3
                     Solutions; Associate Director (since June 2000) of Cambridge
                     Technology Partners; Chief Financial Officer (since June
                     1998) of Energy Partners Alliance; Vice President and Senior
                     Relationship Manager (February 1996 to March 2000) of Bank
                     of America Private Bank (formerly NationsBank Private Client
                     Group of Dallas); Director of Marketing and Communications
                     (October 1993 to January 1996) of the Dallas Opera; and
                     Director (February 1999 to August 2000) of ART and (April
                     1998 to August 2000) of NMC.
Cliff Harris:        Director (Independent) (since August 2000).                   52
                     President (since 1995) of Energy Transfer Group, L.L.C.;
                     Project Development Vice President (1990 to 1995) of Marsh &
                     McLennan; Vice Chairman (1990 to 1997) of the Dallas
                     Rehabilitation Institute; Director (since 1992) of Court
                     Appointed Special Advocates; Director (since 1989) of the
                     NFL Alumni Association; and Director (August 1997 to August
                     2000) of ART.

                                                                                   AGE
                                                                                   ---
Richard D. Morgan:   Director (Independent) (since August 2000).                   61
                     Founder and President (since 1989) of Tara Group, Inc.; and
                     Director (February 1999 to August 2000) of NMC.
Joseph Mizrachi:     Director (Independent) (since August 2000).                   55
                     Registered Investment Advisor and Principal and President
                     (since 1980) of PAZ Securities, Inc.; Chairman of the Board
                     (since 1980) of Midwest Properties Management, Inc.; and
                     Director (June 2000 to August 2000) of ART.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held 18 meetings during 2000. For such year, no incumbent director attended fewer than 75% of (1) the total number of meetings held by the Board during the period for which he or she had been a director and
(2) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served.

     The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The Board of Directors has a Stock Option Committee the function of which is to administer the Company's stock option plan. The members of the Stock Option Committee are Messrs. Bode, Harris and Morgan. The Stock Option Committee did not meet in 2000.

     The Company's Board of Directors does not have nominating or compensation committees.

  Audit Committee

     The Audit Committee meets periodically with the independent auditors; reviews annual financial statements and the independent auditors' work and report thereon; reviews the independent auditors' report on internal controls and related matters; selects and recommends to the Board of Directors the appointment of the independent auditors; reviews the letter of engagement and statement of fees which pertain to the scope of the annual audit and certain special audit and non-audit work which may be required or suggested by the independent auditors; receives and reviews information pertaining to internal audits; directs and supervises special investigations; and performs any other functions deemed appropriate by the Board of Directors. Members of the Audit Committee are Roy E. Bode (Chairman), Collene C. Currie and Richard D. Morgan each of whom is independent (as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Attachment A. The Audit Committee met four times during 2000.

  Audit Committee Report

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to Board approval, the selection of the Company's independent auditors.

                                          Audit Committee
                                          Roy E. Bode, Chairman
                                          Collene C. Currie
                                          Richard D. Morgan

Dated: March 29, 2001

EXECUTIVE OFFICERS

     In addition to Karl L. Blaha and Mark W. Branigan, the following persons currently serve as executive officers of the Company: Bruce A. Endendyk, Executive Vice President; and David W. Starowicz, Executive Vice
President -- Acquisitions, Sales and Construction. Their positions with the Company are not subject to a vote of stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of Messrs. Endendyk and Starowicz is set forth below.

                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                   AGE
                                                                                   ---
Bruce A. Endendyk:   Executive Vice President (since August 2000).                 52
                     Executive Vice President (since January 1995) of BCM, ART,
                     IORI and TCI; Executive Vice President (since January 1998)
                     of NMC; and Management Consultant (November 1990 to December
                     1994).
David W. Starowicz:  Executive Vice President -- Acquisitions, Sales and           45
                     Construction (since March 2001) and Executive Vice
                     President -- Commercial Asset Management (August 2000 to
                     March 2001).
                     Executive Vice President -- Acquisitions, Sales and
                     Construction (since March 2001), Executive Vice
                     President -- Commercial Asset Management (September 1999 to
                     March 2001), Vice President (May 1992 to September 1999) and
                     Asset Manager (November 1990 to May 1992) of BCM, ART, IORI
                     and TCI.

OFFICERS

     Although not an executive officer of the Company, Robert A. Waldman currently serves as Senior Vice President, General Counsel and Secretary. His position with the Company is not subject to a vote of stockholders. His age, term of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                          NAME, PRINCIPAL OCCUPATIONS,
                     BUSINESS EXPERIENCE AND DIRECTORSHIPS

                                                                                  AGE
                                                                                  ---
Robert A. Waldman:  Senior Vice President, Secretary and General Counsel (since   48
                    August 2000)
                    Senior Vice President and General Counsel (since January
                    1995), Vice President (December 1990 to January 1995) and
                    Secretary (from December 1993 to February 1997 and since
                    June 1999) of IORI and TCI; Senior Vice President and
                    General Counsel (since November 1994), Vice President and
                    Corporate Counsel (November 1989 to November 1994) and
                    Secretary (since November 1989) of BCM; and Senior Vice
                    President, Secretary and General Counsel (since January
                    1998) of NMC.

     In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than 10 percent of the Company's shares of Common Stock are required to report their ownership of the Company's shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 2000. All of these filing requirements were satisfied by the Company's directors and executive officers and 10 percent holders. In making these statements, the Company has relied on the written representations of its incumbent directors, executive officers and 10 percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations are performed by BCM under the supervision of the Board of Directors. The duties of BCM include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources. BCM also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Board of Directors.

     BCM has served as advisor to the Company since February 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. As of May 24, 2001, BCM owned 6,218,058 shares of the Company's Common Stock, approximately 52.6 percent of the shares then outstanding. Karl L. Blaha, the President and a Director of the Company, serves as President of BCM, ART, NMC, IORI and TCI.

     The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.0625% per month (0.75% on an annualized basis) of the average of the aggregate book value of the Company's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

     In addition to base compensation, BCM or its affiliate or assignee, receives the following forms of additional compensation:

          (a) an acquisition fee for locating, leasing or purchasing real estate for the Company in an amount equal to the lesser of (1) the amount of compensation customarily charged in similar arm's-length transactions or (2) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers;

          (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (1) the amount of compensation customarily charged in similar arm's-length transactions or (2) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

          (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to the Company arranged by BCM;

          (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets; and

          (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by the Company for the fiscal year.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to the Company's Directors; rent and other office expenses of both BCM and the Company (unless the Company maintains office space separate from that of BCM); costs not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

     If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

     Situations may develop in which the interests of the Company are in conflict with those of one or more directors or officers of the Company in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for the Company, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including TCI and IORI. The Advisory Agreement provides that BCM may also serve as advisor to other entities.

     As advisor, BCM is a fiduciary of the Company's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions -- Certain Business Relationships" below.

     The directors and principal officers of BCM are set forth below:

Mickey N. Phillips:                         Director
Ryan T. Phillips:                           Director
Karl L. Blaha:                              President
Bruce A. Endendyk:                          Executive Vice President
Mark W. Branigan:                           Executive Vice President and Chief
                                              Financial Officer
David W. Starowicz:                         Executive Vice President -- Acquisitions,
                                              Sales and Construction
Rick D. Conley:                             Executive Vice President -- Marketing and
                                              Promotion
Dan S. Allred:                              Senior Vice President -- Land Development
Michael E. Bogel:                           Senior Vice President -- Project Manager
Louis J. Corna:                             Senior Vice President -- Director of Tax
Robert A. Waldman:                          Senior Vice President, General Counsel
                                              and Secretary

     Mickey N. Phillips is the brother of Gene E. Phillips, and Ryan T. Phillips is the son of Gene E. Phillips. As of May 24, 2001, BCM owned 6,218,058 shares of the Company's Common Stock, 52.6% of the Company's then outstanding shares.

PROPERTY MANAGEMENT

     Affiliates of BCM have provided property management services to the Company. Currently, Triad Realty Services, Ltd. ("Triad") provides such property management services for a fee of 5% or less of the monthly gross rents collected on residential properties under its management and 3% or less of the monthly gross rents collected on the commercial properties under its management. Triad subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Triad is BCM. The limited partners of Triad are Gene E. Phillips and GS Realty, Inc. ("GS Realty"), a related party. Triad subcontracts the property-level management of 14 of the Company's commercial properties (office buildings, shopping centers and a merchandise mart) and eight hotels to Regis Realty, Inc. ("Regis"), a related party, which is a company owned by GS Realty. Regis is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Triad.

REAL ESTATE BROKERAGE

     Regis, a related party, also provides real estate brokerage services to the Company and receives brokerage commissions in accordance with the Advisory Agreement.

EXECUTIVE COMPENSATION

     The Company has no employees, payroll or employee benefit plans and pays no compensation to its executive officers. The directors and executive officers of the Company who are also officers or employees of BCM are compensated by BCM. Such affiliated directors and executive officers perform a variety of services for BCM and the amount of their compensation is determined solely by the advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

  Director Compensation

     The only direct remuneration paid by ARI is to those Directors who are not officers or employees of BCM or its affiliated companies. Until December 31, 2000, each Independent Director was compensated at the rate of $20,000 per year, plus $300 per Audit Committee meeting attended and the Chairman of the Audit Committee received an annual fee of $500. Effective January 1, 2001, the annual fee was increased from $20,000 to $45,000. In addition, each Independent Director receives an additional fee of $1,000 per day for any special services rendered outside of their ordinary duties as Director, plus reimbursement of expenses. During 2000, $177,865 was paid to Independent Directors in total Directors' fees for all services including the annual fee for service during the period January 1, 2000 through December 31, 2000, and 2000 special service fees as follows: Roy E. Bode, $52,669; Collene C. Currie, $54,825; Al Gonzalez (a Director until April 2000), $10,000; Cliff Harris, $32,563; Joseph Mizrachi, $10,000; and Richard D. Morgan, $17,809. Certain of the Directors have, from time to time in the past, engaged, directly or indirectly in transactions with the Company. See "Certain Business Relationships and Related Party Transactions."

  Independent Director Stock Option Plan

     In January 1999, ART's stockholders approved the Director Stock Option Plan ("Director Plan") which provides for options to purchase up to 40,000 shares of Common Stock. In August 2000, the Company acquired all of the outstanding common stock of ART and the options under the Director Plan converted to options to purchase the Common Stock of the Company. Options granted pursuant to the Director Plan are immediately exercisable and expire on the earlier of the first anniversary of the date on which a director ceases to be a director or ten years from the date of grant. Each independent director was granted an option to purchase 1,000 shares at an exercise price of $17.71 per share on January 11, 1999, the date the stockholders approved the Director Plan. On January 1, 2000, each independent director was granted an option to purchase 1,000 shares at an exercise price of $18.53 per share. Each independent director will be awarded an option to purchase an additional 1,000 shares on January 1 of each year. At December 31, 2000, 2000 options were exercisable at $17.71 per share and 3,000 options were exercisable at $18.53 per share.

  1997 Stock Option Plan

     The Company's 1997 Stock Option Plan (the "1997 Plan") was originally approved by the ART stockholders in January 1998. In August 2000, the Company acquired all of the outstanding common stock of ART and the options under the 1997 Plan converted to options to purchase the Common Stock of the Company. The 1997 Plan is intended principally as an incentive for and as a means of encouraging ownership of the Company's Common Stock, by eligible persons, including certain directors and officers of the Company. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment) or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of the Company or of any parent or subsidiary of the Company, or to persons who fail to satisfy certain criteria concerning ownership of less than 10 percent of the shares of the Company. The 1997 Plan is administered by the Stock Option Committee, which currently consists of three independent directors of the Company. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. The Company receives no consideration for the grant of an option.

                          STOCK OPTION GRANTS IN 2000

     No options were granted under the 1997 Plan in 2000, however, pursuant to the Agreement and Plan of Reorganization dated as of November 3, 1999, which provided for the exchange of .91 shares of the Company for each one share of ART, all outstanding ART options converted to options to purchase the Company's

Common Stock effective August 3, 2000. The following table sets forth certain information for the executive officers of the Company relating to such stock options under the Company's 1997 Stock Option Plan.

                                         INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                -----------------------------------                  VALUE AT ASSUMED
                                NUMBER OF    % OF TOTAL                            ANNUAL RATE OF STOCK
                                SECURITIES    OPTIONS     EXERCISE                  PRICE APPRECIATION
                                UNDERLYING   GRANTED TO   PRICE PER                 FOR OPTION TERM(1)
                                 OPTIONS     EMPLOYEES      SHARE     EXPIRATION   ---------------------
NAME                             GRANTED     IN 2000(2)   ($/SHARE)      DATE         5%          10%
----                            ----------   ----------   ---------   ----------   ---------   ---------
Karl L. Blaha.................    20,000        6.73%      $16.35       7/1/08     $205,600    $521,200
                                  30,000       10.09%       18.53      12/1/09      349,500     885,900
Bruce A. Endendyk.............    15,000       5.058%       16.35       7/1/08      154,200     390,900
Mark W. Branigan..............         0           0            0          N/A            0           0
David W. Starowicz............     5,000        1.68%       16.35       7/1/08       51,400     130,300

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast future appreciation of the Company's stock price. For the options expiring on July 1, 2008, the Company's per share stock price would be $26.63 and $42.41 if increased 5% and 10%, respectively, compounded annually over the 10 year option term. For the options expiring on December 1, 2009, the Company's per share stock price would be $30.18 and $48.06 if increased 5% and 10%, respectively, compounded annually over the 10 year option term.

(2) The Company has no employees. This percentage represents the percent of total options received by conversion in 2000.

     The following table presents certain information for the executive officers of the Company relating to the exercise of stock options during 2000 and, in addition, information relating to the valuation of unexercised stock options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES                 UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                              ACQUIRED                  OPTIONS AT 12/31/00             AT 12/31/00(1)
                                 ON       VALUE     ---------------------------   ---------------------------
                              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
NAME                            (#)        ($)          (#)            (#)            ($)            ($)
----                          --------   --------   -----------   -------------   -----------   -------------
Karl L. Blaha...............     0          0         14,000         36,000            0             $0
Bruce A. Endendyk...........     0          0          6,000          9,000            0              0
Mark W. Branigan............     0          0              0              0            0              0
David W. Starowicz..........     0          0          2,000         13,000            0              0

---------------
(1) Based on the closing price of the Company's shares of Common Stock on December 29, 2000, of $13.625.

     As of December 31, 2000, there were 225,750 options to purchase the Company's shares outstanding under the 1997 Stock Option Plan of which 75,300 were vested and exercisable at $16.35 per share and 7,500 were vested and exercisable at $18.53 per share.

  Performance Graph

     The following graph compares the cumulative total stockholder return on the Company's shares (ART's shares prior to August 2000) of Common Stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1995, in shares of Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                            COMPARISON OF FIVE YEAR
                            CUMULATIVE TOTAL RETURN

                                     GRAPH

----------------------------------------------------------------------------------------------------------------
                                       1995         1996         1997         1998         1999         2000
----------------------------------------------------------------------------------------------------------------
  The Company                         100.00       181.31       203.38       234.02       243.71       206.98
 ---------------------------------------------------------------------------------------------------------------
  DJ Equity Index                     100.00       122.02       160.84       200.88       246.53       223.68
 ---------------------------------------------------------------------------------------------------------------
  DJ Real Estate Index                100.00       134.61       158.95       125.39       118.72       151.39
 ---------------------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Management. The following table sets forth the ownership of shares of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for the directors and executive officers of the Company, as of the close of business on May 24, 2001.

                                                              AMOUNT AND NATURE
NAME OF                                                         OF BENEFICIAL        PERCENT OF
BENEFICIAL OWNER                                                  OWNERSHIP           CLASS(1)
----------------                                              -----------------      ----------
Karl L. Blaha...............................................      7,434,430(2)(3)       62.7%
                                                                           (4)(5)
Roy E. Bode.................................................        458,000(4)(6)       62.7%
Mark W. Branigan............................................      7,420,430             62.7%
Collene C. Currie...........................................        457,000(4)(7)        3.8%
Bruce A. Endendyk...........................................      7,426,430(2)(3)       62.7%
                                                                           (4)(8)
Cliff Harris................................................        458,000(4)(9)        3.8%
Joseph Mizrachi.............................................        456,000(4)(10)       3.8%
Richard D. Morgan...........................................        456,000(4)(11)       3.8%
David W. Starowicz..........................................      7,422,430(3)(4)(12)    62.7%
All Directors and Executive Officers as a group (9
  persons)..................................................      7,452,430(2)(3)       62.7%
                                                                           (4)(13)

---------------

 (1) Percentage is based upon 11,829,217 shares outstanding on May 24, 2001.

 (2) Includes 746,972 shares owned by TCI over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of TCI. The executive officers of the Company disclaim beneficial ownership of such shares.

 (3) Includes 6,218,458 shares owned by BCM over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of the Company disclaim beneficial ownership of such shares.

 (4) Includes 455,000 shares owned by ND Investments, Inc., a wholly-owned subsidiary of the Company over which the directors and executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as directors and executive officers of the Company. The directors and executive officers of the Company disclaim beneficial ownership of such shares.

 (5) Includes 14,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

 (6) Includes 3,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

 (7) Includes 2,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

 (8) Includes 6,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

 (9) Includes 3,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

(10) Includes 1,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

(11) Includes 1,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

(12) Includes 2,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

(13) Includes 32,000 shares that are subject to options exercisable as of May 24, 2001, or within 60 days thereafter.

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the owner of more than 5% of the shares of the Company's Common Stock as of the close of business on May 24, 2001.

                                                              AMOUNT AND NATURE
NAME AND ADDRESS OF                                             OF BENEFICIAL     PERCENT OF
BENEFICIAL OWNER                                                  OWNERSHIP        CLASS(1)
-------------------                                           -----------------   ----------
Basic Capital Management, Inc...............................      6,218,458          52.6%
  1800 Valley View Lane
  Suite 300
  Dallas, Texas 75234
One Realco Corporation......................................      1,519,186(2)       12.8%
  16800 Dallas Parkway
  Suite 220
  Dallas, Texas 75248
Transcontinental Realty Investors, Inc......................        746,972(3)        6.3%
  1800 Valley View Lane
  Suite 300
  Dallas, Texas 75234
Ryan T. Phillips............................................      6,246,060(4)       52.8%
  1800 Valley View Lane
  Suite 300
  Dallas, Texas 75234

---------------

(1) Percentage is based on 11,829,217 shares of Common Stock outstanding on May 24, 2001.

(2) Each of the directors of One Realco Corporation, Ronald F. Akin and F. Terry Shumate, may be deemed to be the beneficial owners of such shares by virtue of their positions as directors of One Realco Corporation. The directors of One Realco Corporation disclaim beneficial ownership of such shares.

(3) Each of the directors of TCI, R. Douglas Leonhard, Ted P. Stokely, Martin L. White and Edward G. Zampa, may be deemed to be the beneficial owners of such shares by virtue of their positions as directors of TCI. The directors of TCI disclaim such beneficiary ownership.

(4) Includes 6,218,458 shares owned by BCM over which Ryan T. Phillips may be deemed to be the beneficial owner by virtue of his position as a director of BCM. Mr. Phillips disclaims beneficial ownership of such shares. Also, includes 27,602 shares owned by the Gene E. Phillips Children's Trust. Ryan
    T. Phillips is a beneficiary of such trust.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Policies with Respect to Certain Activities. Article ELEVENTH of the Company's Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (1) any director, officer of employee of the Company, (2) any director, officer or employee of the advisor, (3) the advisor or (4) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are know by the Company's Board of Directors or the appropriate committee thereof an (b) the Company's Board of Directors or committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of majority of independent directors of the Company entitled to vote thereon.

     Article ELEVENTH defines an "Independent Director" as one who is neither an officer or employee of the Company, nor a director, officer or employee of the Company's advisor.

     The Company's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested directors of the Company with full knowledge of the character of such transactions, as being fair and reasonable to the stockholders at the time of such approval or ratification under the circumstances then prevailing. Such directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investments available at the time and that they were at least as advantageous to the Company as other investments that could have been obtained.

     The Company expects to enter into future transactions with entities the officers, directors or stockholders of which are also officers, directors or stockholders of the Company if such transactions would be beneficial to the operations of the Company and consistent with the Company's then-current investment objectives and policies, subject to approval by a majority of disinterested directors as discussed above.

     The Company does not prohibit its officers, directors, stockholders or related parties from engaging in business activities of the types conducted by the Company.

CERTAIN BUSINESS RELATIONSHIPS

     BCM is a company of which Messrs. Blaha, Branigan, Endendyk and Starowicz serve as executive officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips.

     Karl L. Blaha, President and a Director of the Company, serves as the President of BCM, IORI and TCI, and owes fiduciary duties to such entities under the applicable law. IORI and TCI have the same relationship with BCM as does the Company.

     The Company contracts with an affiliate of BCM for property management services. Currently, Triad, an affiliate, provides such property management services. The general partner of Triad is BCM. The limited partners of Triad are Gene E. Phillips and GS Realty, a related party. Triad subcontracts the property-level management of 14 of the Company's commercial properties (office buildings, shopping centers and a merchandise mart) and eight of its hotels to Regis, a related party, which is a company owned by GS Realty.

     Regis, a related party, also provides brokerage services to the Company and receives brokerage commissions in accordance with the Advisory Agreement.

     The Company owns an equity interest in each of IORI and TCI. In addition, TCI owns a beneficial interest in the Company.

RELATED PARTY TRANSACTIONS

     BCM has entered into put agreements with certain holders of the Class A limited partner units of Ocean Beach Partners, L.P. pursuant to which those holders may require BCM to purchase shares of the Series D Cumulative preferred Stock of the Company received by such holders upon conversion of their Class A limited partner units. BCM is obligated to purchase shares of the Series D Preferred Stock at $20.00 per share plus accrued but unpaid dividends.

     BCM has also entered into put agreements with the holders of the Class A limited partner units of Valley Ranch Limited Partnership pursuant to which those holders may require BCM to purchase the Class A limited partner units or require BCM to purchase shares of the Series B Preferred Stock or the Company's Common Stock into which the Class A limited partner units may be converted. The purchase price for the Class A units is $1.00 per unit and the purchase price for either the Series B Preferred Stock of the Company or the Company's Common Stock into which such Class A limited partner units may be converted is 80% of the average daily closing price of the Company's Common Stock on the 20 trading days preceding exercise of the put option. In March 1999, the Company reached agreement with the holders of the Class A limited partner units of Valley Ranch Limited Partnership to acquire all 8,000,000 outstanding Class A units thereof for $1.00 per unit. 3,000,000 Class A limited partner units were purchased in 1999 and 1,000,000 units were purchased in January 2000. The Company is obligated to purchase an additional 2,000,000 units in each of May 2001 and May 2002.

     BCM has entered into put agreements with the holders of the Class A membership interest units of ART Palm, L.L.C. to purchase the Class A units or shares of the Series C Preferred Stock or Common Stock of the Company into which such Class A units are convertible. The purchase price for shares of the Class A units is $1.00 per unit and the purchase price for either the shares of Series C Preferred Stock or the Company's Common Stock purchased following conversion thereof is 90% of the average daily closing price of the Company's Common Stock for the 20 trading days preceding exercise of the put option.

     In October 1997, ART entered into leases with BCM and an affiliate of BCM, for space at the One Hickory Centre Office Building, construction of which was completed in December 1998. The BCM and affiliate leases, effective upon ART obtaining permanent financing of the building, were for 75,852 sq. ft. (approximately 75% of the building), had terms of ten and fifteen years and provided for annual base rent of $19.25 per sq. ft. for the first year. In January 2001, both leases were terminated, and the Company entered into a new lease with BCM, effective October 1, 2000. The new lease is for 59,463 sq. ft. (approximately 62% of the building), has a term of three years, and provides for annual base rent of $1.3 million or $21.50 per sq. ft.

     In 1998 and 1999, Garden Capital, L.P. ("GCLP"), an NRLP subsidiary partnership, funded $124.4 million of a $125.0 million loan commitment to ART. The loan was secured by second liens on six properties in Minnesota, Mississippi and Texas and by a pledge of the stock of ART Holdings, Inc., a wholly-owned subsidiary of the Company that owned 3,349,535 NRLP units of limited partner interest, a pledge of the stock of NMC, the general partner of NRLP, a pledge of 678,475 NRLP units of limited partner interest owned by BCM, and a pledge of 283,034 NRLP units of limited partner interest owned by ART. The loan bore interest at 12.0% per annum, required monthly payments of interest only and would have matured in November 2003. In February and October 1999, ART made a total of $1.1 million in paydowns on the loan. Upon the merger of ART and NRLP into wholly owned subsidiaries of the Company in August 2000, this loan was canceled.

     In December 1998, in connection with the settlement of litigation relating to the original formation of NRLP, NMC, a wholly-owned subsidiary and the general partner to NRLP, agreed to reimburse NRLP for $12.2 million paid by NRLP to settle such litigation. The loan bore interest at a variable rate and required annual payments of accrued interest plus principal payments of $500,000 in each of the first three years, $750,000 in each of the next three years, $1.0 million in each of the next three years, with payment in full of the remaining balance in the tenth year. The note was guaranteed by ART. The note was to mature upon the earlier of the liquidation or dissolution of NRLP, NMC ceasing to be general partner or March 31, 2009. Upon the merger of ART and NRLP into wholly owned subsidiaries of the Company in August 2000, the loan was canceled.

     In April 1999, the Company funded a $2.0 million loan commitment to Lordstown, L.P. The loan is secured by a second lien on land in Ohio and Florida, by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of Lordstown, L.P., and a profits interest in subsequent land sales. The loan bears interest at 14.0% per annum and matured in March 2000. At December 2000, the loan remained unpaid. A corporation controlled by Richard D. Morgan, is the general partner of Lordstown, L.P. Mr. Morgan serves as a Director of the Company.

     Also in April 1999, the Company funded a $2.4 million loan commitment to 261, L.P. The loan is secured by 100% of the general and limited partner interest in Partners Capital, Ltd., the limited partner of 261, L.P., and a profits interest in subsequent land sales. The loan bore interest at 14.0% per annum and matured in March 2000. In August 2000, the loan was collected in full, including accrued but unpaid interest. A corporation controlled by Richard D. Morgan, is the general partner of 261, L.P. Mr. Morgan serves as a Director of the Company.

     In February 1999, a $5.0 million unsecured line of credit was funded to One Realco Corporation ("One Realco") which owns approximately 12.8% of the outstanding shares of the Company's Common Stock. All principal and interest are due at maturity of this loan in February 2002, and the line of credit is guaranteed by BCM, the Company's advisor. In March 2000, the line was modified and extended, increasing the loan commitment to $11.0 million, and an additional $1.2 million was funded. In exchange for the modification, the borrower paid all accrued interest and pledged collateral consisting of a $10.0 million promissory note secured by the stock of World Trade Company, Ltd. ("World Trade"), which owns 80% of an entity that owns a hotel in Sofia, Bulgaria. In July 2000, the line was again modified, increasing the loan commitment to $15.0 million. In September 2000, the line of credit with a then principal balance of $14.6 million was paid in full, including accrued but unpaid interest. Subsequently, the Company acquired 100% of the stock of World Trade for $18.0 million. The unsecured line of credit remains available to be drawn upon by One Realco.

     In October 1999, GCLP funded a $4.7 million loan to Realty Advisors, Inc., the corporate parent of BCM. The loan is secured by a pledge of 100% of Realty Advisors, Inc.'s interest in an insurance company. The loan bears interest at a variable rate, currently 10.25% per annum and matures in November 2001. All principal and interest are due at maturity.

     In 1998, a loan commitment of $1.8 million was funded to Warwick of Summit, Inc. ("Warwick"). The loan was secured by a second lien on a shopping center in Rhode Island, by 100% of the stock of the borrower and by the personal guarantee of the principal shareholder of the borrower. The loan bears interest at 14.0% per annum and had a maturity date of December 2000. All principal and interest were due at maturity. In December 1999, Warwick sold the property serving as collateral for this loan and $810,000 of the net proceeds were paid to the Company, of which $386,000 was applied to interest and the remaining $424,000 was applied to principal, reducing the principal balance to $1.7 million. Additional payments of $377,000 were to be received from Warwick in 2000. However, through December 31, 2000, only $50,000 had been received. The loan is currently unsecured. Richard D. Morgan, a Warwick shareholder, serves as a Director of the Company.

     Beginning in 1997 through January 1999, a $1.6 million loan commitment was funded to Bordeaux Investments Two, L.L.C. ("Bordeaux"). The loan is secured by
(1) a pledge by the holder thereof of a 100% interest in Bordeaux, which owns a shopping center in Oklahoma City, Oklahoma; (2) a pledge by the holder thereof of 100% of the stock of Bordeaux Investments One, Inc., which owns 6.5 acres of undeveloped land in Oklahoma City, Oklahoma; and (3) the personal guarantees of the Bordeaux members. The loan bears interest at 14.0% per annum. In November 1998, the loan was modified to allow payments based on monthly cash flow of the collateral property and the maturity date was extended to December 1999. In the second quarter of 1999, the loan was again modified, increasing the loan commitment to $2.1 million and an additional $33,000 was funded. In the third quarter of 1999, an additional $213,000 was funded. The property has had no cash flow, therefore, interest on the loan ceased being accrued in the second quarter of 1999. In October 1999, a $724,000 paydown was received, which was applied first to accrued interest due of $261,000 then to principal, reducing the loan balance to $1.4 million. In June 2000, the note was further modified, increasing the loan commitment to $1.5 million, extending the maturity date to December 2000, and payments to net revenues of the shopping center. The loan was not repaid at maturity. Richard D. Morgan, a Bordeaux member, serves as a Director of the Company.

     In 2000, the Company paid BCM and its affiliates $5.0 million in advisory fees, $1.6 million in incentive fees, $1.2 million in real estate brokerage commissions, $1.2 million in loan arrangement fees and $1.4 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Regis. In addition, as provided in the Advisory Agreement, in 2000 BCM received cost reimbursements from the Company of $5.3 million.

     In 2000, the Company paid a related party $1.2 million in mortgage brokerage and equity refinancing fees, $139,000 in property acquisition fees, $5.7 million in real estate brokerage commissions and $2.0 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than affiliates of BCM.

                         SELECTION OF AUDITORS FOR 2001

     The Company's auditors for the 2000 fiscal year were BDO Seidman, LLP. A representative of BDO Seidman will attend the Annual Meeting. On the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman as the auditors for the Company for the 2001 fiscal year. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

ASSURANCE FEES

     The aggregate fees billed by BDO Seidman, LLP, the Company's independent auditors, for all assurance professional services rendered for the year ended December 31, 2000 were $480,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed to the Company by BDO Seidman, LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed for services rendered to the Company by BDO Seidman, LLP, other than the services described above under "Audit Fees" and "Financial Information Systems Designed and Implementation Fees," for the year ended December 31, 2000 were $328,000.

                                 OTHER MATTERS

     Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

     The 2000 Annual Report to Stockholders, including audited financial statements, has previously been mailed to stockholders under separate cover.

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to stockholders to solicit proxies on behalf of the directors of the Company. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Georgeson Shareholder Communications, Inc. ("GSC") to assist in the solicitation of proxies. An agreement with GSC provides that it will distribute materials relating to the solicitation of proxies, contact stockholders to confirm receipt of materials and answer questions relating thereto. GSC is to be paid a base fee of $5,000.00 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.

                                            By Order of the Board of Directors

                                            /s/ KARL L. BLAHA
                                            KARL L. BLAHA
                                            President

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                                                                    ATTACHMENT A

                        AMERICAN REALTY INVESTORS, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The Audit Committee of the Board of Directors is a committee appointed by the Board:

     - To review the adequacy of corporate financial reporting, accounting systems and controls;

     - To assure that the Company generates financial statements that are complete, accurate, consistently prepared and not materially misleading; and

     - To secure compliance with the Company's internal policies, standards of business conduct, and external regulatory requirements.

MEMBERSHIP

     The Audit Committee shall be comprised of at least three directors all of whom are independent directors who shall be given full access to and will encourage full and free interchange among the Company's Board of Directors, President, Chief Financial Officer, other Company executives and the designated certified public accountants. Members of the Audit Committee are expected to be financially literate, informed and vigilant in pursuing their duties.

RESPONSIBILITIES

     The Audit Committee's specific responsibilities are to:

     - Recommend selection of the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year and review the compensation for their services and the proposed scope of the annual examination.

     - Ensure that the auditors are accountable to the Audit Committee of the Board of Directors.

     - Review with the firm of independent certified public accountants and Company management:

             1.  the results of the audit for that year end;

             2. the Company's annual financial statements and related footnotes;

             3. the effectiveness and adequacy of the Company's financial and accounting organization and financial reporting system;

             4. the effectiveness and adequacy of the Company's internal control environment; and

             5. the adequacy of financial controls and effectiveness of the data processing system.

     - Require a written statement confirming the independence of the certified public accountants, including assessing the impact and extent of non-audit services they also are providing.

     - Provide oversight responsibility for the audit engagement.

     - Inquire of management and the independent accountants about significant risks or exposures.

     - Assess the steps management has taken to minimize such risks to the Company.

     - Review with Company legal counsel and tax executives, the legal and regulatory matters that may have a material impact on the Company's financial statements.

     - Review with Company management:

             1.  The annual audit plan and any changes to it; and

             2. Significant audit findings during the year and management's responses thereto.

     - Meet with the independent accountants at least once per year in separate private sessions to discuss any matters that the Audit Committee or these groups believe should be discussed with the Audit Committee.

     In performing these duties the Audit Committee should

     - Convene at least four times each fiscal year.

     - Report its activities to the Board at least once a year.

     - Review earnings results each quarter prior to release.

     - Annually review the charter of the Audit Committee of the Board of Directors.

     - Complete Committee Questionnaire on Audit Committee member independence.

                 Please Detach and Mail in the Envelope Provided



A     PLEASE MARK YOUR
  [X] VOTES AS IN THE
      EXAMPLE.


                 FOR all nominees         WITHHOLD
                (except as marked         AUTHORITY
                 to the contrary   to vote for all nominees      PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY
                      below)            listed below
                                                                                                         FOR   AGAINST   ABSTAIN

1. ELECTION                                                      2. OTHER BUSINESS: I AUTHORIZE the       [ ]     [ ]       [ ]
   OF                  [ ]                   [ ]                    aforementioned proxies in their
   DIRECTORS:                                                       discretion to vote upon such other
                         Nominees: Karl L. Blaha                    business as may properly come
                                   Mark W. Branigan                 before the Annual Meeting and any
                                   Collene C. Currie                adjournments thereof.
                                   Roy E. Bode
                                   Cliff Harris
                                   Joseph Mizrachi
                                   Richard D. Morgan

                                                                 When a proxy card is properly executed and returned, the
Instruction: To withhold authority                               Shares represented thereby will be voted in favor of the
to vote for any individual                                       election for each of the nominees, unless authority to vote
nominee, write that nominee's                                    for any such nominee is specifically withheld. There will be
name in the space below.                                         no cumulative voting for the election of Directors. If any nominee is unable to serve or will not serve (an event which
-----------------------------------                              is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the
                                                                 remaining nominees and, unless the Board of Directors takes action to reduce the number of Directors, for such other
                                                                 person(s) as he or she may select in place of such nominees.








Signature                    Signature (if held jointly)                     Title                   Dated:               , 2001
         --------------------                           ---------------------     -----------------       ----------------

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        AMERICAN REALTY INVESTORS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JULY 9, 2001


     The undersigned hereby appoints KARL L. BLAHA and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of AMERICAN REALTY INVESTORS, INC., to be held on Monday, July 9, 2001, at 2:00 p.m., or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)